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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2003

SMURFIT-STONE CONTAINER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
	150 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60601 (Zip Code)

(312) 346-6600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events.

        On March 31, 2003, Smurfit-Stone Container Corporation issued a press release announcing that the Company had consummated the previously announced transactions with Jefferson Smurfit Group ("JS Group"), involving the exchange of SSCC's European operations for JS Group's 50% ownership in Smurfit-MBI and a payment from JS Group of approximately US $190 Million. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

  (C)
  Exhibits:

      99.1      Press Release dated March 31, 2003.

      99.2*    Press Release dated April 1, 2003.

Item 9.    Regulation FD Disclosure and Item 12. Results of Operations and Financial Condition.*

        On April 1, 2003, Smurfit-Stone Container Corporation issued a press release announcing that the Company estimates a loss for the first quarter of 2003 of approximately $.10 per share before restructuring charges and the cumulative effect of an accounting change. A copy of the press release is attached hereto as Exhibit 99.2.

*
The information furnished under Item 9 and Item 12 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMURFIT-STONE CONTAINER CORPORATION
Dated: April 1, 2003	By:	/s/ CRAIG A. HUNT
	Name:	Craig A. Hunt
	Title:	Vice President, Secretary and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 31, 2003.
99.2*	Press Release dated April 1, 2003.

*
The information furnished under Item 9 and Item 12 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
  Item 9. Regulation FD Disclosure and Item 12. Results of Operations and Financial Condition.
SIGNATURES
Exhibit Index